SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              July 19, 2004

UBIQUITEL OPERATING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	333-39950	23-3024747
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 5.                    Other Events

On July 19, 2004, UbiquiTel Operating Company (the “Registrant”), a wholly-owned subsidiary of UbiquiTel Inc., announced that it has extended its offer to exchange up to $270,000,000 aggregate principal amount of its outstanding 9⅞% Senior Notes due 2011 for up to a like aggregate principal amount of 9⅞% Senior Notes due 2011, which have been registered under the Securities Act of 1933, in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Tayo Ogundipe
UbiquiTel Inc.
(610) 832-3340

UBIQUITEL ANNOUNCES EXTENSION OF OFFER TO EXCHANGE ITS

9⅞% SENIOR NOTES DUE 2011 FOR

REGISTERED 9⅞% SENIOR NOTES DUE 2011

CONSHOHOCKEN, Pa. – July 19, 2004 – UbiquiTel Operating Company, a wholly-owned subsidiary of UbiquiTel Inc. (Nasdaq: UPCS), today announced that it has extended its offer to exchange (the “Exchange Offer”) up to $270,000,000 aggregate principal amount of its outstanding 9⅞% Senior Notes due 2011 for up to a like aggregate principal amount of 9⅞% Senior Notes due 2011, which have been registered under the Securities Act of 1933.

The Exchange Offer, initially scheduled to expire at 5:00 p.m., New York City time, on July 16, 2004, will expire at 5:00 p.m., New York City time, on July 23, 2004, unless further extended.  The Bank of New York is acting as the Exchange Agent on the offer.

As of July 16, 2004, approximately $266,999,000 aggregate principal amount of the outstanding Senior Notes had been tendered.

The outstanding Senior Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL OPERATING COMPANY

Date: July 20, 2004	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer